Exhibit 4(i)-4



                        AMENDMENT NO. 1

                dated as of              , 1996

                               to

           TAX INDEMNIFICATION AGREEMENT No. [1,2,3]


                 dated as of September 1, 1989


                            Between


                          ESSL 2, INC.
         Beneficiary under Trust Agreement No. [1/2/3,]
                  dated as of September 1, 1989

                              with

                FIRST NATIONAL BANK OF COMMERCE
                        AS OWNER TRUSTEE,

                            Lessor,

                               and

                LOUISIANA POWER & LIGHT COMPANY

                             Lessee



   SALE AND LEASEBACK OF AN UNDIVIDED INTEREST IN UNIT NO. 3
       OF THE WATERFORD STEAM ELECTRIC GENERATING STATION

          AMENDMENT NO. 1, dated as of            , 1996 ("TIA
Amendment No. 1"), to TAX INDEMNIFICATION AGREEMENT No. [1/2/3,] dated as of September 1, 1989, between ESSL 2 INC., a Delaware corporation (the "Owner Participant"), beneficiary under the Trust Agreement, with FIRST NATIONAL BANK OF COMMERCE, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (the "Lessor") and LOUISIANA POWER & LIGHT COMPANY, a Delaware corporation (the "Lessee"). Capitalized terms not otherwise defined herein shall have the respective meanings specified in Appendix A to Facility Lease No. [1/2/3,] dated as of September 1, 1989, between the Lessor and the Lessee, as amended by Lease Supplement No. 1 thereto, dated as of the date hereof and as otherwise modified, amended or supplemented pursuant to the terms thereof (the "Facility Lease") or the Refunding Agreement, dated as of , 1996, among the Owner Participant, the Lessor, W3A FUNDING CORPORATION, as Funding Corporation, Banker's Trust Company, not in its individual capacity but solely as successor Corporate Indenture Trustee under Indenture No. [1/2/3] and Stanley Burg, not in his individual capacity but solely as successor Individual Indenture Trustee under Indenture No. [1/2/3,] and the Lessee (the "Refunding Agreement").

          WHEREAS, pursuant to Participation Agreement No.
[1/2/3], the Lessor agreed to purchase the Undivided Interest with funds provided by the Owner Participant and by the issuance of the Initial Series Bonds;

          WHEREAS, the Lessor executed the Facility Lease pursuant to which the Lessor has leased the Undivided Interest to the Lessee;

          WHEREAS, the Lessee and the Owner Participant have agreed (a) for the Owner Participant [to make an additional equity investment and] to cause the refinancing of the Initial Series Bonds through the issuance of the 1996 Bonds in amounts which, when added to [the equity investment made by the Owner Participant and] any Supplemental Rent paid by the Lessee, will be sufficient to redeem the Initial Series Bonds, including any premium and accrued interest thereon and (b) [for the Owner Participant to provide funds to the Lessor to permit the Lessor to pay the Refunding Expenses]; and

          WHEREAS, the Owner Participant and the Lessee have heretofore executed Tax Indemnification Agreement No. [1/2/3] and desire to amend Tax Indemnification Agreement No. [1/2/3] as hereinafter provided to clarify their respective rights and obligations arising from the transactions contemplated by Refunding Agreement No. [1/2/3] (the "Refunding");

               NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

          Tax Indemnification Agreement No. [1/2/3] is hereby amended, effective upon the execution and delivery of this Agreement, as follows:

          1. Section l.1(h) thereof is amended by (i) deleting the word "and" before "(vii)" and (ii) inserting the words ", and
(viii) any Supplemental Rent paid in connection with the Refunding" immediately after the words "retained by the Owner
Participant".

          2. Section 1.1(i) thereof is amended by (i) inserting the words "through 1992 and 35% for each taxable year" immediately after the words "each taxable year" and immediately before the word "thereafter".

          3. Section 1.1(o) thereof is amended by inserting the words ", Retirement Premium Deduction, Refunding Amortization
Deductions" immediately after the words "the Amortization
Deductions" and immediately before the words "and the Interest
Deductions".

          4. Section 1.1(p) thereof is amended by inserting the words "and the Refunding Date will be the date set forth in
Schedule 1 to PA Amendment No. 1" immediately after the words "Participation Agreement" and immediately before the period ending the sentence.

          5. Section 1.1 thereof is amended by adding the following tax assumptions after Section 1.1(p):

          "(q) The Owner Participant will be allowed a deduction for the premium paid with respect to the Refunded Bonds in the taxable year of the Owner Participant in which such premium is paid or accrued (the "Retirement Premium Deduction"); and the Owner Participant will be entitled to take the Retirement Premium Deduction into account in computing its consolidated federal income tax liability in accordance with the accrual method of tax accounting.

          (r) The Owner Participant will be allowed deductions for amortization of an amount equal to the Refunding Expenses to the extent payable by the Lessor pursuant to
     Section 5 of the Refunding Agreement computed on a straight-line basis over a term from the Refunding Date to the end of the Basic Lease Term (the "Refunding Amortization Deductions"); and the Owner Participant will be entitled to take the Refunding Amortization Deductions into account in computing its consolidated federal income tax liability."

          6. The last sentence of section 1.1 thereof is amended by replacing "(p)" immediately after the words "The foregoing clauses (a) through" with "(r)".

          7. Section 1.2(1)(d) thereof is amended by inserting the words "the Retirement Premium Deduction, the Refunding
Amortization Deductions" immediately after the words "the
Amortization Deductions," and immediately before the words "or any corresponding deduction or credit".

          8. Section 1.2(1) is amended by adding the following representation after Section 1.2(1)(e):

          "(f) The Owner Participant will be entitled to deduct the Retirement Premium Deduction and the Refunding
     Amortization Deductions."

          9. Section 3.1(a)(1)(A) thereof is amended by inserting the words "(except the Refunding Agreement and any related amendments to the Transaction Documents)" (i) immediately after the words "the Transaction Documents" and immediately before the words "or an act", (ii) immediately after the words "the Transaction Documents" and immediately before the words ") by (i)" and (iii) immediately after the words "the Transaction Documents" and immediately before words ", shall each be an act".

          10. Section 3.1(a)(1) thereof is amended by deleting the word "or" at the end of paragraph (F) thereof, inserting the word "or" at the end of paragraph (G) thereof and adding the following paragraph after paragraph (G) thereof:

          "(H) the presence of Funding Corporation, or any successor or assign thereof, in the transactions contemplated by the Transaction Documents,"

          11. Section 3.1(a)(2)(A) thereof is amended by inserting the words "the Retirement Premium Deduction, the Refunding Amortization Deductions", immediately after the words "the Amortization Deductions," and immediately before the words "or the Interest Deductions".

          12. Section 6(a) thereof is amended by inserting the words ", the Retirement Premium Deduction, the Refunding
Amortization Deductions" immediately after the words "the
Amortization Deductions" and immediately before the words "or the Interest Deductions".

          13. Section 6(b) thereof is amended by inserting the words ", the Retirement Premium Deduction, the Refunding
Amortization Deductions" immediately after the words "the
Amortization Deductions" and immediately before the words "or the Interest Deductions".


          IN WITNESS WHEREOF, the Owner Participant and the Lessee have each caused this TIA Amendment No. 1 to be duly executed in New York, New York by their respective officers thereunto duly authorized as of the date first set forth above.

                              LOUISIANA POWER & LIGHT COMPANY



                              Name:
                              Title:


ATTEST:                       ESSL 2 INC.



Name:                         Name:
Title:                        Title:

                         ACKNOWLEDGMENT



STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )


          On this ____ day of _________, ____, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, personally came and appeared _____________________, who being by me duly sworn did say that he is a ___________________ of ESSL 2 INC., a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.



                                             Notary Public

My Commission Expires:

_________ __, ____

                         ACKNOWLEDGMENT



STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )


          On this ____ day of _________, ____, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, personally came and appeared _____________________, who being by me duly sworn did say that he is a ___________________ of LOUISIANA POWER & LIGHT COMPANY, a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.



                                             Notary Public

My Commission Expires:

_________ __, ____